Exhibit 10.3

AssetMark Financial Holdings, Inc.

Long Term Cash Incentive Award Agreement

###MONTH_YEAR###

This Long Term Cash Incentive Award Agreement (“Agreement”) is effective as of ###GRANT_DATE### (the “Effective Date”), by and between AssetMark Financial Holdings, Inc. ("Company") and ###PARTICIPANT_NAME### ("Employee").

The Board of Directors (“Board”) of the Company has approved the grant to Employee of a cash award of up to an aggregate amount of $###TOTAL_AWARDS### (the “Award”), as and on the terms described in this Agreement and subject to the fulfilment of certain conditions as set forth in this Agreement.

1. Award; Vesting. Employee is granted the Award, which shall vest and become payable in four equal installments on the payroll cycle following each of ###DATE1###, ###DATE2###, ###DATE3###, and ###DATE4### (each, a “Vesting Date”, subject to Employee’s continuing to be employed by or provide service to the Company through each such Vesting Date. For the avoidance of doubt, ###MONTH_DAY### of each year shall be considered the vesting date for purposes of this Agreement.

2. Effect of Termination of Service or a Change in Control. The Board may

(a)

provide, by rule or regulation, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be paid or forfeited in the event of Employee’s termination of service prior to the end of a Vesting Date of such Award;

(b)

determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a termination of service;

(c)

upon a Change in Control (as defined in the AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan), in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Employees and/or Awards:

(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving corporation or its parent;

(ii) substitution or replacement of such Award by the successor or surviving corporation or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);and

1655 Grant Street, 10th Floor, Concord, CA 94520

(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon either (A) immediately prior to or as of the date of the Change in Control or (B) upon a Employee’s involuntary termination of service (including upon a termination of a Employee’s employment by the Company (or a successor corporation or its parent) without “cause”, by Employee for “good reason” and/or due to Employee’s death or “disability”, or within a specified period following the Change in Control.

4. Withholding; Taxes. All payments of the Award pursuant to this Agreement shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all such payments any federal, state or local taxes required by law to be withheld with respect to such payments. Employee shall be solely responsible for any tax consequences arising from the grant or payment of the Award, and Employee is hereby advised to should consult with his personal tax and/or financial advisors regarding the tax effects of the Award and this Agreement.

5. Not Salary, Pensionable Earnings or Base Pay. Employee acknowledges that, notwithstanding the terms of the AssetMark Financial 401(k) Plan and AssetMark Financial Deferred Compensation Plan, the Award and any payments thereunder (1) shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Employee under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any affiliate or (c) any calculation of base pay or regular pay for any purpose and (2) shall not be subject to deferral or part of any contribution to any defined contribution or deferred compensation plan.

6. No Right to Continued Service. This Agreement shall not be construed as giving the Employee any right to be retained in the employ of, or to continue to provide services to, the Company or any affiliate.

7. No Right to Future Awards. This Award shall be a one-time award that does not constitute a promise of future grants.

8. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Employee.

9. Unfunded Arrangement. Employee’s rights to receive payments under this Agreement shall be no greater than the right of an unsecured general creditor of the Company. All payments shall be made from the general assets of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment.

10. Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

11. Imposition of other Requirements and Employee Undertaking. The Company reserves the right to impose other requirements on the Award to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  Employee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Employee or the Award pursuant to this Agreement.

12. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would invalidate this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

13. Amendment and Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Employee shall be effective unless signed in writing by or on behalf of the Company and the Employee; provided that the Company may amend or modify this Agreement without the Employee’s consent as set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

14. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s interest except by means of a writing signed by the Company and Employee.

AssetMark Financial Holdings, Inc.
____________________________
Name: Ted Angus

Participant:

###PARTICIPANT_NAME###

###ACCEPTANCE_DATE###